Exhibit 10.1

THE SYMBOL “*****” DENOTES PLACES WHERE PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. SUCH MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SECOND AMENDMENT TO LICENSE AGREEMENT

This Second Amendment to License Agreement (this “Second Amendment”) is made and entered into as of the 23rd day of November, 2010, by and between AlphaKat - Global Energy GmbH, a company organized and existing under the laws of Germany (“Licensor”), and Covanta Energy Corporation, a corporation organized and existing under the laws of the State of Delaware (“Covanta”).

WHEREAS, Licensor and Covanta entered into a License Agreement dated as of February 6, 2008, as amended by the First Amendment to License Agreement dated as of July 8, 2008 (the “Agreement”);

WHEREAS, AlphaKat GmbH, a company organized and existing under the laws of Germany (“AK”), and Covanta entered into a License and Manufacturing Agreement dated March 11, 2010 (the “Manufacturing Agreement”) which agreement authorizes Covanta, among other things, to make, have made and sell Systems (as defined herein) and Parts (as defined herein) and Covanta has notified Licensor of its decision to make and have made Systems and Parts as provided in the Manufacturing Agreement;

WHEREAS, the terms of the Manufacturing Agreement require that certain modifications be made to the terms of the License Agreement; and

WHEREAS, Licensor and Covanta want to implement those modifications and certain other modifications to the terms of the Agreement;

NOW, THEREFORE, in light of the mutual premises set forth herein and other good and valuable consideration, the receipt and the sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows.

1.	Capitalized Terms. All of the capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Agreement.

2.	Amendments to the Agreement. The following amendments to the Agreement are made:

a.	The following new capitalized terms are added to Section 1.1 of the Agreement:

““American” means American Renewable Diesel, LLC, a Delaware limited liability company, and its successors and assigns.”

““Approved Supplier” means any Person securing rights from AlphaKat to make or have made Systems and Parts and/or to sell Systems and Parts.”

““Approved Supplier Purchase Order” means any purchase order to sell one or more Systems entered into by and between an Approved Supplier (other than Covanta or an Affiliate of Covanta), as the seller, and any Person as the purchaser.”

““Base Price” means the price being charged for the purchase of a System pursuant to a Covanta Purchase Order which shall include Covanta’s direct costs, indirect costs, applied overhead, manufacturer’s profit and the cost of providing a one-year warranty, but shall not include, for the avoidance of doubt, (i) the amount of the Commission that is payable hereunder, (ii) the royalties payable by Covanta to AK pursuant to the Manufacturing Agreement, (iii) any sales taxes, use taxes, value added taxes or any other type of taxes whatsoever, (iv) any import duties or other similar charges or fees on the importation or delivery of equipment, (v) fees separately charged to provide an extended warranty on, or perform operation and maintenance services for, the Systems being sold and (vi) any other types of charges not typically included in the sale price of a product.”

““Commission” has the meaning set forth in Section 3.7.”

““Covanta Purchase Order” means any purchase order to sell one or more Systems entered into by and between any Person (including Covanta or any Affiliate of Covanta) as the purchaser and Covanta, any Affiliate of Covanta or any supplier to Covanta or any Affiliate of Covanta, as the seller.”

““Licensor Purchase Order” means any purchase order to sell one or more Systems entered into by and between Covanta or any Affiliate of Covanta as the purchaser and Licensor or AK as the seller.”

““Manufacturing Agreement” means the License and Manufacturing Agreement dated March 11, 2010, entered into by and between AK and Covanta.”

““Parts” means any subsystem, component, item of equipment (including the KDV Turbine), part, spare part and any other items which are used in the operation of the System.”

b.	The following capitalized terms are deleted in their entirety from Section 1.1 of the Agreement: “Commercial Waste;” “Contracted Waste;” “Household Waste;” and “Radial Biomass.”

c.	The definition of the following capitalized terms are modified to read as follows:

““Extended Period” means the period that begins on the date that the Initial Period ends and ends on the date that this Agreement terminates for any reason, as further provided for in Section 2.1(b).”

““Feedstock” means any material capable of being processed by the Technology.”

““Improvements” means all the techniques, enhancements, modifications, changes, experience, methods, information, data or knowledge that will be created or acquired in the future relating to the Technology and/or the manufacturing of the Systems and Parts (whether or not patentable, useful or workable) through the implementation, development, re-design, testing, operation, maintenance, monitoring, control, modeling, fabrication and improvement of the Technology and/or the manufacturing of the Systems and Parts and/or the operation of Systems.”

““KDV 500” means a System capable of producing a minimum of 500 liters of diesel oil per hour.”

““Patents” means any existing or future patent applications, patents, registrations, utility models and utility model applications relating to the Technology which are necessary or useful to manufacture or to sell, offer for sale, use or otherwise make available Systems or the Parts, including those set forth in Exhibit 2 attached hereto.”

““Project” means a project which is owned by (i) Covanta or a Covanta Affiliate, in whole or in part, to convert Feedstock to diesel oil using the Technology in Territory A or Territory B or (ii) a Governmental Organization wherever located.”

““Purchase Order” means a Covanta Purchase Order, a Licensor Purchase Order or an Approved Supplier Purchase Order.”

““Purchaser” means the original purchaser of one or more Systems pursuant to a Purchase Order.”

““System” means any system of components (consisting primarily of the required KDV Turbines, the feed preparation system, the ash handling system, any system control hardware and software, structural steel, piping and electrical wiring), including all Parts, whether it is in existence today or developed hereafter by AK, Covanta or any other Person, and any future system of components to convert Feedstock into diesel oil using the Technology.”

““Territory B” means China, the United Kingdom, the Republic of Ireland and Canada.”

d.	The following new provision is added to Section 1.2:

“(g)           All the references herein to the terms “diesel oil” or “diesel fuel” or any similar term shall include kerosene, jet fuel and any other fuel that Feedstock can be converted into using the Technology.”

e.	The first paragraph of Section 2.1 is deleted and replaced in its entirety by the following:

Subject to the further terms of this Agreement, including the ongoing compliance by Covanta with the requirements of Section 2.1(a) (relating to the purchase of the Demonstration Plant and an additional five (5) Systems), Licensor hereby grants the following license rights to Covanta as of the date hereof during the Interim Period, the Initial Period and, if the election provided for in Section 2.1(b) is timely made by Covanta, during the Extended Period:  (i) the Full Right to market, offer for sale and sell Systems for use in Territory A and the full right to market, offer for sale and sell Systems to Governmental Organizations for use outside Territory A; (ii) the Full Right to use, practice and make improvements to the Technology (including the Systems and Parts) in Territory A (subject to the further provisions of Section 2.3(d)); and (iii) the Qualified Right in Territory B to use, practice and make Improvements to the Technology (including the Systems and Parts) in connection with Projects using Feedstock.  As further provided for in Sections 2.5 and 2.6, Covanta shall have the right to offer Systems for sale and to sell Systems to Governmental Organizations pursuant to a Purchase Order.  Furthermore, nothing which is contained herein shall restrict the sale of any Project by Covanta at any time to any Person other than a Competitor of Licensor.  For the avoidance of doubt, Covanta shall be entitled to exercise any or all of the license rights that are granted to it hereunder itself or through any of its Affiliates, but  Covanta shall not have the right to issue sublicenses to any Person other than an Affiliate, American (or its Affiliates) or Global.  Licensor hereby acknowledges and agrees that (i) Covanta is an Approved Supplier, (ii) Covanta’s rights as an Approved Supplier are as set forth in the Manufacturing Agreement and (iii) so long as the Manufacturing Agreement is in full force and effect, Covanta shall have the right to sell Systems as provided therein.  The Parties further agree as follows:

f.	Section 2.1(a) is hereby deleted and replaced in its entirety by the following:

“(a)           To retain its Full Rights hereunder, Covanta shall satisfy the following two (2) conditions:  (i) issue a Licensor Purchase Order for the Demonstration Plant by the date that is specified in Section 4.5 and make the payments required pursuant to such Purchase Order as and when due thereunder; and (ii) place one or more additional Purchase Order(s) for a total of at least five (5) Systems (excluding the Purchase Order for  the Demonstration Plant) no later than one year after the start of the Initial Period.  If any of the Purchase Orders covered by clause (ii) is a Licensor Purchase Order, Covanta must make a down payment equal to ten percent (10%) of the purchase price to Licensor at the time that such Purchase Order(s) are fully executed for Licensor to hold in escrow pending finalization of the Purchase Order(s), it being agreed that Licensor can release the sum of [*****] to AK for preliminary engineering work to be performed by AK associated with such Purchase Order(s) and the balance of the deposit to be released as provided for in the Purchase Order(s) once finalized.  If Covanta decides, for any reason, to terminate this Agreement and to give up its license rights hereunder after placing any such Licensor Purchase Orders and making the required down payment to Licensor, the Licensor shall refund such deposit to Covanta.  If any Purchase Orders covered by clause (ii) are Covanta Purchase Orders, then, by the date that is two years after the start of the Initial Period:  (A) all royalties payable to AK for such Systems under the Manufacturing Agreement must be paid to AK; and (B) all of the Commissions due to Licensor hereunder must be paid to Licensor.  For the avoidance of doubt, if Covanta fails to comply with the conditions set forth in clause (i) and (ii) of this Section 2.1(a), Covanta’s Full Rights hereunder shall become Qualified Rights.”

g.	Section 2.1(b) is hereby deleted and replaced in its entirety by the following:

“(b)           Covanta shall have the right to elect, in its sole discretion, to extend the term of the Initial Period for the remaining term of this Agreement (such extended term defined in Section 1.1 as the “Extended Period”), Covanta to notify Licensor in writing at least ninety (90) days prior to the end of the Initial Period if it wants to extend the Initial Period for the remaining term of this Agreement.”

h.	Section 2.1(c) and Section 2.1(d) are hereby deleted from the Agreement in their entirety.

i.	In the second line of Section 2.2(a), the words “using Household Waste and/or Contracted Waste” are hereby deleted from the Agreement.

j.	The date of “October 1, 2008” in Section 2.2(b) shall be changed to “December 31, 2011.”

k.	The schedule of requirements during the Extended Period provided for at the end of Section 2.3(a) is deleted and replaced in its entirety by the following:

“Year 1                    Total of 150 KDV 500s;
Year 2                      Total of 300 KDV 500s;
Year 3                      Total of 450 KDV 500s;
Year 4                      Total of 600 KDV 500s;
Year 5                      Total of 750 KDV 500s;
Year 6                      Total of 900 KDV 500s;
Year 7                      Total of 1,050 KDV 500s;
Year 8                      Total of 1,200 KDV 500s; and
Year 9                      Total of 1,350 KDV 500s.”

l.	Section 2.3(c) is hereby deleted and replaced in its entity by the following:

“(c)           If the Feedstock for any Project that is installed by Covanta requires Covanta to secure more than 25 tons per day of Feedstock per KDV 500 to produce 500 liters per hour of diesel oil output, then the number of KDV 500s credited towards meeting the minimum order threshold for KDV 500s set forth in Section 2.3(a) in connection with such installation shall be adjusted upwards to account for the incremental Feedstock that has to be secured by Covanta.  For example, if Covanta purchases five KDV 500s for a Project and Covanta has to secure 150 tons of Feedstock per day instead of 125 tons of Feedstock per day to produce 2,500 liters of diesel oil per hour from such Project, then Covanta will be credited as having ordered six KDV 500s for such Project instead of five KDV 500s.”

m.	Section 2.3(d) is hereby deleted and replaced in its entirety by the following:

“(d)           If Covanta fails to order or manufacture the minimum number of KDV 500s (or equivalent Systems) in any given year to satisfy the cumulative requirements for such year set forth in Section 2.3(a), then Covanta shall be given one year (the “Recovery Year”) to regain the Full Rights granted pursuant to clauses (i) and (ii) of Section 2.1 by achieving the cumulative threshold requirement that is applicable as of the end of such Recovery Year.  During the Recovery Year, the license rights granted to Covanta pursuant to clauses (i) and (ii) of Section 2.1 shall be Qualified Rights with respect to Licensor.  However, Licensor shall not be entitled to grant Full Rights to any other Person with respect to those rights that were formerly the Full Rights of Covanta hereunder.  During the Recovery Year, Licensor shall have the right to sell Systems to Persons other than a Competitor of Covanta.  If Covanta satisfies the cumulative requirement at the end of the Recovery Year (or Licensor accepts that the cumulative requirement has been satisfied), Covanta shall regain the Full Rights granted in clauses (i) and (ii) of Section 2.1.  If Covanta fails to regain its Full Rights during the Recovery Year, its license rights in Territory A shall be Qualified Rights thereafter.

n.	Section 2.3(e) is hereby deleted and replaced in its entirety by the following:

“(e)           Notwithstanding anything contained herein to the contrary, Covanta shall not lose its Full Rights in Territory A if Covanta fails to meet the cumulative order requirements in Section 2.3(a) if (i) Covanta is not able to produce enough Systems to meet its purchase requirements and Licensor and any other Approved Suppliers are not able to timely supply the additional Systems needed for Covanta to meet such requirements or (ii) any problems experienced with any Systems or the Technology make it commercially unreasonable for Covanta to order or make the required number of Systems until such problems are resolved, in which case the Parties shall agree to an equitable adjustment, in good faith, to the cumulative requirements provisions of Section 2.3(a).”

o.	Section 2.4 is deleted from the Agreement and shall be indicated as having been intentionally omitted.

p.	Section 2.5 is hereby deleted and replaced in its entirety by the following:

“Section 2.5 Sale of Systems to Certain Governmental Organizations.  Licensor is aware that Covanta often deals with municipalities and governmental organizations in Territory A (collectively referred to as “Governmental Organizations”) which have the responsibility to dispose of waste and that such Governmental Organizations sometimes insist on owning the systems and facilities that process or dispose of such waste.  In such cases, Covanta will seek to arrange for the procurement and installation of such systems and facilities and operate them under a long-term contract.  If Covanta has an opportunity to sell one or more Systems to a Governmental Organization that insists on owning such Systems, Covanta shall be entitled to arrange for the sale of such Systems pursuant to a Purchase Order as provided for in Section 2.6, but only if Covanta or one of its Affiliates has entered into an agreement with the Governmental Organization pursuant to which the Systems will be operated by Covanta for a minimum period of ten (10) years.”

q.	Section 2.6 is hereby deleted and replaced in its entirety by the following Section 2.6 and 2.7:

“Section 2.6            Purchase Orders.  All Systems shall be sold pursuant to Purchase Orders.  While the Parties expect that all of the Systems sold in Territory A and all of the Systems sold in Territory B for Projects will be sold pursuant to Covanta Purchase Orders, Covanta reserves the right to order any or all of such Systems from Licensor or any Approved Supplier.  All Licensor Purchase Orders and Approved Supplier Purchase Orders will include a set of representations and warranties which is consistent with those provided by Licensor to Covanta in Article 8.  For the avoidance of doubt, all of the Systems ordered pursuant to Covanta Purchase Orders shall be counted for purposes of satisfying the sales requirements set forth in Section 2.3(a).

Section 2.7               Use License.  Each Licensor Purchase Order shall include a non-exclusive, irrevocable and perpetual royalty free right and license (a “Use License”) for the Purchaser to (i) use, practice, operate, maintain, repair and make Improvements to the System(s), (ii) purchase the catalyst that is required for the operation of the System(s) from AK and/or any Person that is authorized to manufacture and/or sell such catalyst by AK, (iii) purchase Parts from Covanta, AK and/or any Approved Supplier that is authorized to make, have made and sell Parts and (iv) reproduce, modify and distribute, in whole or in part, solely for internal purposes copies of any and all materials and information received from the Marketing Company, AlphaKat and/or any other Person relating to Systems.  Covanta and any Affiliate of Covanta shall have the authority to and shall be entitled to grant a Use License to each Purchaser under a Covanta Purchase Order and none of Licensor, AK or any Affiliate of Licensor or AK shall challenge the issuance, validity or enforceability of any such Use License.  The Parties agree that if any Purchaser sells or transfers any of the System(s) which it has purchased pursuant to a Purchase Order to any other Person (a “Third Party Purchaser”), the Purchaser shall be entitled to freely transfer its Use License to such Third Party Purchaser and each Third Party Purchaser shall be entitled to transfer such Use License to any other Third Party Purchaser.  Notwithstanding anything to the contrary contained herein, all Purchasers and Third Party Purchasers shall be entitled to procure Parts and catalysts that are commercially available from any Person.  Further, if Covanta, AK and any Approved Supplier that is authorized to make Parts that are not commercially available are unable to timely supply the Parts ordered by a Purchaser or a Third Party Purchaser, such Purchaser or Third Party Purchaser shall be authorized to make or have made such Parts that are not supplied.”

r.	Section 3.4 is hereby deleted and replaced in its entirety by the following:

“Licensor, Covanta, American and AK shall agree on a procedure to establish the price, at the end of each November, for the following year, (i) of Systems manufactured pursuant to a Licensor Purchase Order, (ii) of the catalyst that is used with the Technology, (iii) of Parts and (iv) for AK or Licensor to provide services on Systems or other engineering services in order to (a) ensure that such prices are not increased inappropriately from year to year and (b) to provide price certainty to Covanta for the upcoming year in connection with the Projects it has under development.  Licensor shall provide Covanta, prior to the end of each November, with the updated pricing for the following year.  Licensor further agrees (and AK, by its execution of this Agreement in the space provided below, agrees) that Covanta will not be charged more under a Licensor Purchase Order during any year for a purchase of one or more Systems for delivery in a country than the lowest price that is paid by any other licensee of Licensor or customer of AK for delivery in such country in connection with a purchase of a comparable number of Systems in such year.”

s.	Section 3.5 is hereby deleted and replaced in its entirety by the following:

“Section 3.5            Intentionally Omitted.”

t.	The following new Section 3.7 shall be added to the Agreement:

“Section 3.7            Commissions.  Covanta shall be required to pay a sales commission (a “Commission”) on (i) each System that is purchased under a Licensor Purchase Order and (ii) each System that is purchased under a Covanta Purchase Order, as follows:

(a)           The amount of the Commission shall be [*****] percent of the Base Price of each System.

(b)           In the case of a Licensor Purchase Order, the Commission shall be separately stated in the Purchase Order and paid by Covanta as provided for in such Purchase Order.

(c)           In the case of a Covanta Purchase Order, for confidentiality reasons, such Purchase Order shall not separately state the Base Price, the amount of the Commission or the amount of the royalty payable to AK under the Manufacturing Agreement.  The Base Price and Commission shall only be set forth in the statement that is to be delivered to Licensor and American as provided for in Section 3.7(e).  Covanta shall pay the Commission on all such Systems as further provided in this Section 3.7.

(d)           The obligation to pay a Commission on each System that is sold under a Covanta Purchase Order to any Person other than Covanta or one of its Affiliates shall accrue on a pro rata basis as the payments are received under such Purchase Order for such System.  Thus, if a System is paid for in six (6) installments, the obligation to pay the Commission will accrue pro rata as each of the installments are received under the Purchase Order.  The Commission for all Systems that are made for Covanta or one of its Affiliates shall accrue when each such System has been delivered to the site of the Project.

(e)           Commissions shall be payable to Licensor and American on a quarterly basis, each payment to be made within forty-five (45) days following the end of the quarter.  The Commission payment shall be accompanied by a statement that will set forth (i) the total number of new Systems sold in the quarter and the type of Systems, (ii) the name of the purchaser of each System and where each such System is to be delivered, (iii) the Base Price of each System, (iv) the payments received during such quarter for each new and existing Covanta Purchase Order, (v) the remaining amount payable under each outstanding Covanta Purchase Order, (vi) the amount of Commission due under each Covanta Purchase Order and (vii) any other information which is relevant to the calculation of the total amount of the Commission that is payable for such quarter to Licensor and American.

(f)           For each System sold under a Covanta Purchase Order for a Project, Covanta shall pay half of the Commission to Licensor and half of the Commission to American.

(g)           For each System sold under a Covanta Purchase Order that is not for a Project, Covanta shall pay the full amount of the Commission to Licensor unless such System is being delivered within the sales territory of American or American is to be credited for the sale as is provided for in Section 3.3 of the License Agreement entered into between Licensor and American dated as of February 6, 2008 (as amended through the date hereof, the “American License”), in which case half of such Commission shall be paid to Licensor and half shall be paid to American.  Licensor has given Covanta a copy of the American License and shall notify Covanta from time to time of any changes in the sales territory of American.

(h)           The Commission payments to Licensor shall be made by a wire transfer, in Euros, to the bank account and in accordance with the wire transfer instructions provided by Licensor to Covanta from time to time.  Licensor shall use the exchange rate applicable on the last business day of the calendar quarter to calculate the amount payable to Licensor in Euros.  The Commission payments to American shall be made by a wire transfer, in U.S. Dollars, to the bank account in accordance with the wire transfer instructions provided by American to Covanta from time to time.”

u.	The date set forth in Section 5.2 shall be changed to July 1, 2030.

v.	The last sentence of Section 10.3 is hereby deleted in its entirety.

w.	The following new Section 11.13 shall be added:

“Section 11.13        Survival.  Upon the termination or the expiration of this Agreement, the following Articles and Sections will survive:  Sections 2.7, 4.1, 4.3 and 10.3 and Articles 7, 9 and 11.”

3.	Updated List of Patents. The current list of Patents is attached hereto as Exhibit A and shall replace Exhibit 2 attached to the Agreement.

4.	Miscellaneous Provisions to Apply. The provisions of Article 11 of the Agreement shall apply mutatis mutandis to this Second Amendment as fully as if it was expressly set forth herein.

5.
Full Agreement of the Parties.  The Agreement, as amended by this Second Amendment, embodies the entire understanding of Licensor and Covanta and supersedes all prior negotiations, understandings and agreements between them with respect to the subject matter thereof and hereof.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Second Amendment as of the date first above written.

ALPHAKAT - GLOBAL ENERGY GMBH

By:	/s/ Christian Koch
Dr. Christian Koch
Chief Executive Officer

COVANTA ENERGY CORPORATION

By:	Timothy J. Simpson
Timothy J. Simpson, Executive Vice
President and General Counsel

Acknowledgment and Agreement:

Dr. Christian Koch, in his capacity as the President of AK and in his individual capacity, hereby, as signed below, acknowledges that he has reviewed this Second Amendment to License Agreement in its entirety and agrees to all of the terms hereof.

All capitalized terms herein have the meanings given in the License Agreement.

By: /s/ Christian Koch
       Dr. Christian Koch

EXHIBIT A – PATENTS

Docket Number	Title	Country	Date	Application / Publication / Registration Number
ALP6004WO	Preparation of Diesel Oil…High-Speed Mixing Chambers	WO	04/04/07	PCT/DE2007/000623
ALP7001BR	Diesel Oil from Waste by Catalytic …	BR (Brazil)	03/31/04	PI0400912-6
ALP7001CA	Diesel Oil from Waste by Catalytic …	CA (Canada)	07/15/04	2,474,523
ALP7001CN	Diesel Oil from Waste by Catalytic …	CN (China)	03/23/04	200410030270.3
ALP7001IN	Diesel Oil from Waste by Catalytic …	IN (India)	08/02/04	747/CHE/2004
ALP7001JP	Diesel Oil from Waste by Catalytic …	JP (Japan)	10/08/04	2004-295764
ALP7001MX	Diesel Oil from Waste by Catalytic …	MX (Mexico)	03/15/04	274130
ALP7001RU	Diesel Oil from Waste by Catalytic …	RU (Russia)	03/30/04	2360946
ALP7001US	Diesel Oil from Waste by Catalytic …	US (US)	07/15/04	7,473,348
ALP7002BR	Preparation of Diesel Oil…High-Speed Mixing Chambers	BR (Brazil)	02/02/06	PI0601891-2
ALP7002CA	Preparation of Diesel Oil…High-Speed Mixing Chambers	CA (Canada)	09/01/06	2,558,401
ALP7002CN	Preparation of Diesel Oil…High-Speed Mixing Chambers	CN (China)	02/14/06	200610004445.2
ALP7002IN	Preparation of Diesel Oil…High-Speed Mixing Chambers	IN (India)	07/25/06	1290/CHE/2006
ALP7002JP	Preparation of Diesel Oil…High-Speed Mixing Chambers	JP (Japan)	04/27/06	2006-123066
ALP7002MX	Preparation of Diesel Oil…High-Speed Mixing Chambers	MX (Mexico)	04/07/06	PA/a/2006/003947
ALP7002RU	Preparation of Diesel Oil…High-Speed Mixing Chambers	RU (Russia)	04/19/06	2006113270
ALP7002US	Preparation of Diesel Oil…High-Speed Mixing Chambers	US (US)	08/23/06	11/508,760
ALP7004BR	Preparation of Diesel Oil…High-Speed Mixing Chambers	BR (Brazil)	01/24/07	PI0701999-8
ALP7004CN	Preparation of Diesel Oil…High-Speed Mixing Chambers	CN (China)	04/24/07	200710101237.9
ALP7004IN	Preparation of Diesel Oil…High-Speed Mixing Chambers	IN (India)	11/20/07	2691/CHE/2007
ALP7004JP	Preparation of Diesel Oil…High-Speed Mixing Chambers	JP (Japan)	11/19/07	2007-299152
ALP7004KR	Preparation of Diesel Oil…High-Speed Mixing Chambers	KR (Korea)	11/20/07	10-2007-0118672
ALP7004MX	Preparation of Diesel Oil…High-Speed Mixing Chambers	MX (Mexico)	05/25/07	MX/a/2007/006278
ALP7004RU	Preparation of Diesel Oil…High-Speed Mixing Chambers	RU (Russia)	11/19/07	200714659
ALP7004US	Preparation of Diesel Oil…High-Speed Mixing Chambers	US (US)	11/14/07	11/939,817
ALP8001EP	Diesel Oil from Waste by Catalytic …	EP	02/26/04	04090070.6
ALP8002EP	Preparation of Diesel Oil…High-Speed Mixing Chambers	EP	03/08/06	06075573.3
ALP8004EP	Preparation of Diesel Oil…High-Speed Mixing Chambers	EP	04/04/07	07722181

ALP1001DE	Diesel Oil from Waste by Catalytic …	DE (Germany)	12/02/03	10356245.1
ALP1002DE	Preparation of Diesel Oil…High-Speed Mixing Chambers	DE (Germany)	11/29/05	102005056735.5
ALP1003DE	Method and Device for Catalytic Oxidation…	DE (Germany)	10/04/06	102006046884.8
ALP1004DE	Preparation of Diesel Oil…High-Speed Mixing Chambers	DE (Germany)	11/17/06	102006054506.0
ALP1005DE	Catalytic Active Coating…	DE (Germany)	01/07/08	102008003375.8
ALP1006DE	Combustion Accelerator…	DE (Germany)	01/16/08	102008004499.7
ALP1007DE	Mud Reactor Pump…	DE (Germany)	02/18/08	102008009647.4
ALP1008DE	Oil Reactor Vacuum Pump…	DE (Germany)	12/05/08	102008060718.5
ALP6003WO	Method and Device for Catalytic Oxidation…	WO	04/18/07	PCT/DE2007/000713
ALP6005WO	Catalytic Active Coating…	WO	05/30/08	PCT/DE2008/000909
ALP6006N-WO	Combustion Accelerator…	WO	01/14/09	PCT/DE2009/000040
ALP6007N-WO	Mud Reactor Pump…	WO	01/14/09	PCT/DE2009/000039
ALP6008WO	Oil Reactor Vacuum Pump…	WO	02/20/09	PCT/DE2009/000246
ALP7003BR	Method and Device for Catalytic Oxidation…	BR (Brazil)	04/10/07	PI07.00119-9
ALP7003CA	Method and Device for Catalytic Oxidation…	CA (Canada)	10/02/07	2,605,097

Docket Number	Title	Country	Date	Application / Publication / Registration Number
ALP7003CN	Method and Device for Catalytic Oxidation…	CN (China)	12/29/06	200610172477.3
ALP7003ID	Nano-Cutting of Plastic-Containing Residues…	ID (Indonesia)	04/18/07	W00200900855
ALP7003IN	Nano-Cutting of Plastic-Containing Residues…	IN (India)	10/04/07	2241/CHE/2007
ALP7003JP	Method and Device for Catalytic Oxidation…	JP (Japan)	03/05/07	2007-053938
ALP7003KR	Method and Device for Catalytic Oxidation…	KR (Korea)	10/04/07	10-2007-0099723
ALP7003LA	Nano-Cutting of Plastic-Containing Residues…	LA (Laos)
ALP7003MX	Method and Device for Catalytic Oxidation…	MX (Mexico)	01/17/07	MX/a/2007/000657
ALP7003MY	Nano-Cutting of Plastic-Containing Residues…	MY (Malaysia)		PI 20091356
ALP7003RU	Method and Device for Catalytic Oxidation…	RU (Russia)	02/13/07	2362625
ALP7003US	Method and Device for Catalytic Oxidation…	US (US)	10/02/07	7,732,369
ALP7003VN	Nano-Cutting of Plastic-Containing Residues…	VN (Vietnam)	03/18/09	1-2009-00530
ALP7004CA	Preparation of Diesel Oil…High-Speed Mixing Chambers	CA (Canada)	11/15/07	2,610,624
ALP7005KH	Catalytic Active Coating…	KH (Cambodia)	01/08/09	KH/P/09/00053
ALP7005TH	Catalytic Active Coating…	TH (Thailand)	01/07/09	0901000033
ALP7006KH	[Verbrennungsbeschleuniger für Motoren und Bren…]	KH (Cambodia)	01/14/09	KH/P/09/00054
ALP7006TH	[Verbrennungsbeschleuniger für Motoren und Bren…]	TH (Thailand)	01/16/09	0901000183
ALP7007KH	[Schlammreaktorpumpe zur gleichzeitigen…]	KH (Cambodia)	02/10/09	KH/P/09/00056
ALP7007TH	[Schlammreaktorpumpe zur gleichzeitigen…]	TH (Thailand)	01/16/09	0901000184
ALP8003EP	Method and Device for Catalytic Oxidation…	EP	01/31/07	07090014.7
ALP8005EP	Catalytic Active Coating…	EP	06/12/08	08010655.2
ALP8006EP	Combustion Accelerator…	EP	06/12/08	08010658.6
ALP8007EP	Mud Reactor Pump…	EP	06/12/08	08010657.8
ALP8008EP	Oil Reactor Vacuum Pump…	EP	02/20/09	09002394.6
	Nano-Cutting of Plastic-Containing Residues	DE	09/20/07	102007046820